As filed with the Securities and Exchange Commission on February 26, 2019

Registration No. 333-211367

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Registration Statement No. 333-211367

TransMontaigne Partners L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-2037221
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1670 Broadway, Suite 3100
Denver, CO 80202
(303) 626-8200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederick W. Boutin
Chief Executive Officer
TransMontaigne GP L.L.C.
1670 Broadway, Suite 3100
Denver, Colorado 80202
(303) 626-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ryan J. Maierson

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-3 (collectively, the “Registration Statement”), filed by TransMontaigne Partners L.P., a Delaware limited partnership (“TLP”), with the Securities and Exchange Commission:

•                  Registration Statement No. 333-211367 on Form S-3, filed on May 13, 2016, as amended by Amendment No. 1 filed on August 31, 2016, registering an indeterminate number of Common Units and debt securities of TLP that may be issued from time to time up to $1,000,000,000 in aggregate offering price;

On February 26, 2019, the common unitholders of TLP approved the Agreement and Plan of Merger, dated as of November 25, 2018 (the “Merger Agreement”), by and among TLP, TransMontaigne GP L.L.C., a Delaware limited liability company and the general partner of TLP (the “General Partner”), TLP Acquisition Holdings, LLC, a Delaware limited liability company (“TLP Holdings”), TLP Finance Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of TLP Holdings (“Parent”), TLP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”) and, solely for purposes of Section 6.19, TLP Equity Holdings, LLC, a Delaware limited liability company. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into TLP, with TLP surviving the Merger as a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”).  At the effective time of the Merger, each outstanding Common Unit was converted into the right to receive $41.00 per Common Unit.

In connection with the completion of the Merger, TLP terminated all offerings of securities pursuant to the Registration Statement. In accordance with undertakings made by TLP in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, TLP hereby removes from registration all of such securities of TLP registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado on February 26, 2019.

TRANSMONTAIGNE PARTNERS L.P.

By: TransMontaigne GP L.L.C., its general partner

By:	/s/ Frederick W. Boutin
Frederick W. Boutin
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in their indicated capacities, which are with the General Partner of the registrant, on February 26, 2019.

/s/ Frederick W. Boutin	Chief Executive Officer	February 26, 2019
Frederick W. Boutin	(Principal Executive Officer)

/s/ Robert T. Fuller	Executive Vice President,	February 26, 2019
Robert T. Fuller	Chief Financial Officer,
Chief Accounting Officer and Treasurer
(Principal Financial and Accounting Officer)

*	Director	February 26, 2019
Steven A. Blank

*	Director	February 26, 2019
Theodore D. Burke

*	Director	February 26, 2019
Kevin M. Crosby

*	Director	February 26, 2019
Daniel R. Revers

*	Director	February 26, 2019
Lucius H. Taylor

*	Director	February 26, 2019
Barry E. Welch

*	Director	February 26, 2019
Jay A. Wiese

*By:

/s/ Frederick W. Boutin
Frederick W. Boutin Attorney-in-fact

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